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               STATE OF MISSOURI . . OFFICE OF SECRETARY OF STATE

                     JUDITH K. MORIARTY, Secretary of State


                           ARTICLES OF INCORPORATION


Honorable Judith K. Moriarty                            /s/ Judith K. Moriarty
Secretary of State
State of Missouri
Jefferson City, MO 65101

                  The undersigned natural person of the age of eighteen (18) years or more for the purpose of forming a corporation under The General and Business Corporation Law of Missouri hereby adopts the following Articles of
Incorporation:

                                  ARTICLE ONE

         The name of the Corporation is: Innovative Training and Education Concepts Corp.

                                  ARTICLE TWO

         The address, including street and number, if any, of the Corporation's initial registered office in this State is 120 S. Central, 10th Floor, St. Louis, MO 63105 and the name of its initial registered agent at such address is Mark J. Temkin.

                                 ARTICLE THREE

         The aggregate number, class and par value, if any, of shares which the Corporation shall have authority to issue shall be a total of thirty thousand (30,000) shares of common stock, each share of the Corporation having a par value of $1.00.

         The preferences, qualifications, limitations, restrictions, and the special or relative rights, including convertible rights, if any, in respect of the shares of each class are as follows:

         None except as otherwise set forth above.

                                  ARTICLE FOUR

         The extent, if any, to which the preemptive right of a shareholder to acquire additional shares is limited or denied:

         No shareholder shall have any preemptive right to acquire any additional shares of stock in the Corporation, whatsoever.

                                  ARTICLE FIVE

         The name and place of residence of each Incorporator is as follows:

         Richard N. Tishler, 12545 F Lighthouse Way, St. Louis, Missouri 63141.


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                                  ARTICLE SIX

         The number of Directors to constitute the first Board of Directors is two (2). Thereafter the number of Directors shall be fixed by, or in the manner provided in, the By-Laws. Any changes in the number of Directors will be reported to the Secretary of State within thirty (30) calendar days of such change.

                                 ARTICLE SEVEN

         The duration of the Corporation is Perpetual.

                                 ARTICLE EIGHT

         The Corporation is formed for the following purposes:

         To establish, maintain, promote, provide, and conduct educational seminars, courses and programs, and to conduct any and all activities, services and/or businesses related thereto or associated therewith.

         To own, hold, build, construct, and erect buildings, and structures of all types and to buy, sell, lease, own, manage, operate, maintain, repair, or store real and personal property of all kinds; to purchase, take, receive or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own shares subject; to the provisions of Section 351.390 of the Revised Statutes of Missouri (1986) and Amendments thereto; to execute deeds, mortgages, deeds of trust, contracts and other types of written instruments; to acquire, hold, own, buy, sell, transfer and otherwise dispose of patents and patent rights, trademarks and trade names, copyrights, licenses, franchises, permits and other evidences of right; to engage in any and all businesses and activities permitted by law; to have and to exercise all powers necessary or incident to carrying out its corporate purposes; to exercise all other powers permitted by law, and to possess and enjoy all rights and powers which now or at any time hereafter may be granted to or exercised by a corporation of this character; to exercise all of the powers granted under the provisions of Section 351.385 of the Revised Statutes of Missouri (1986) and Amendments thereto. The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this Corporation, nor shall this Corporation be required to exercise all such powers at any one time.

                                  ARTICLE NINE

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized: To make, alter or repeal the By-laws of the Corporation.

                                  ARTICLE TEN

         Except as otherwise specifically provided by statute, all powers of management and direct control of the Corporation shall be vested in the Board of Directors.

                                 ARTICLE ELEVEN

         No contract or other transaction between this Corporation and any other firm or corporation shall be affected or invalidated by reason of the fact that any of the Directors or Officers of this Corporation are interested in or are members, shareholders, directors or officers of such other firm or corporation; and any Director or Officer of this Corporation may be a party to or may be interested in any contract or transaction of this Corporation in which this Corporation is interested and no such contract or transaction shall be affected or invalidated thereby; and each and every person who may become a Director of Officer of this Corporation is hereby relieved from any liability as a result of holding any such position that might otherwise exist from contracting or transacting business with this Corporation for

                                      -2-

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the benefit of such Director or Officer or of any person, firm, association or corporation in which such Director or Officer may be in anyway interested.

                                 ARTICLE TWELVE

         The private property of the Shareholders of this Corporation shall not be subject to the payment of corporate debts, except to the extent of any unpaid balance of subscriptions for shares.

                                ARTICLE THIRTEEN

         Each Director, Officer, employee or agent, or former Director, Officer, employee or agent of this Corporation and his or her legal representatives, shall be indemnified by the Corporation against liabilities, expenses, counsel fees and costs reasonably incurred by such Director, Officer, employee or agent or his or her estate in connection with, or arising out of, any action, suit, proceeding or claim in which he or she is made a party by reason of his or her being or having been such Director, Officer, employee or agent; and any person who, at the request of this Corporation, served as director, officer, employee or agent of another corporation in which this Corporation owned corporate stock and his or her legal representative shall in like manner be indemnified by this Corporation if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; or had no reasonable cause to believe his or her conduct was unlawful. However, in neither case shall the Corporation indemnify such Director, Officer, employee or agent with respect to any matters as to which he or she shall be finally adjudged in any such action, suit or proceeding to have been liable for negligence or misconduct in the performance of his or her duties as such Director, Officer, employee or agent unless the court in which the action or suit was brought determines upon application that despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. The indemnification herein provided for, however, shall apply also in respect of any amount paid in compromise or settlement of any such action, suit or proceeding or claim asserted against such Director, Officer, employee or agent (including expenses, counsel fees and costs reasonably incurred in connection therewith), provided the Board of Directors shall have first approved such proposed compromise settlement by a majority vote of the Board of Directors and determined that the Director, Officer, employee or agent involved was not guilty of negligence or misconduct; but, in taking such action, any Director involved shall not be qualified to vote thereon, and if for this reason a quorum of the Board cannot be obtained to vote on such matters, it shall be determined by a Committee of three (3) or more persons appointed by the Shareholders at a duly called special meeting or a regular meeting. In determining whether or not a Director, Officer, employee or agent was guilty of negligence or misconduct in relation to any such matter, the Board of Directors or Committee, as the case may be, may rely conclusively upon an opinion of independent counsel selected by such Board or Committee. The right to indemnification herein provided shall not be exclusive of any other rights not inconsistent herewith to which such Director, Officer, employee or agent may be entitled under the Articles of Incorporation, the By-Laws of the Corporation, any agreement with the Corporation, vote of the Shareholders or disinterested Directors under Section 351 of the Missouri Corporation Laws of 1986, as amended, or otherwise.

                                ARTICLE FOURTEEN

         A Stockholder of the Corporation shall be entitled to cumulative voting of such Stockholder's shares for the election of Directors.

         IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 2nd day of November, 1994.



                                         /s/ Richard Tishler
                                         ----------------------------
                                             Richard N. Tishler
                                             Incorporator



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STATE OF MISSOURI          )
                           )   SS.
COUNTY OF ST. LOUIS        )

         I, a Notary Public in and for said State, do hereby certify that on the 2nd day of November, 1994, personally appeared before me, Richard N. Tishler, who being by me first duly sworn, declared that he is the person who signed the foregoing document as Incorporator, and that the statements therein contained are true.

                                          /s/ Shannon Kister
                                          -----------------
                                              Shannon P. Kister
                                              Notary Public


My Commission Expires: January 20, 1996



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                     AMENDMENT OF ARTICLES OF INCORPORATION
              OF INNOVATIVE TRAINING AND EDUCATION CONCEPTS CORP.

                         (To be submitted in duplicate)


Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1. The present name of the Corporation is Innovative Training and Education Concepts Corp.

2. The name under which it was originally organized was Innovative Training and Education Concepts Corp.

3. The following amendment to Innovative Training and Education Concepts Corp.'s Articles of Incorporation was adopted by the sole shareholder of Innovative Training and Education Concepts Corp. on May 12, 1996:

          ARTICLE ONE shall be deleted in its entirety and replaced with the following which shall henceforth be read as ARTICLE ONE:

                                  ARTICLE ONE

           The name of the Corporation is: Contemporary Group, Inc."


4. Of the 100 shares outstanding, 100 of such shares were entitled to vote on such amendments.

5. The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

            Class                        Number of Outstanding Shares

            Common                                   100

6.   The number of shares voted for and against the amendments were as follows:

            Class                  No. Voted For              No. Voted Against

            Common                      100                           0





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         IN WITNESS WHEREOF, the undersigned, Steven F. Schankman and Irving P.
Zuckerman, each as Co-President of Innovative Training and Education Concepts Corp. have executed this instrument and its Secretary, Carol M. Burton, has affixed its corporate seal hereto and attested said seal effective as of the 12th day of May, 1996.

                                                Innovative Training and
                                                Education Concepts Corp.

ATTEST:


/s/ Carol M. Burton                            By: /s/ Steven F. Schankman
---------------------------------                 ----------------------------
    Carol M. Burton, Secretary                         Steven F. Schankman
                                                       Co-President



ATTEST:


/s/ Carol M. Burton                            By: /s/ Irving P. Zuckerman
---------------------------------              --------------------------------
    Carol M. Burton, Secretary                         Irving P. Zuckerman
                                                       Co-President

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STATE OF MISSOURI          )
                           )        SS.
COUNTY OF ST. LOUIS        )

                  I, CAROL M. BURTON, a Notary Public, do hereby certify that effective as of the 12th day of May, 1996, personally appeared before me Steven
F. Schankman who, being by me first duly sworn, declared that he is the Co-President of Innovative Training and Education Concepts Corp., and that he signed the foregoing documents as President of Innovative Training and Education Concepts Corp., and that the statements therein contained are true.

                                        /s/  Carol Burton
                                        -----------------
                                              Carol M. Burton
                                              Notary Public


My Commission Expires:              (Notarial Seal)


STATE OF MISSOURI          )
                           )        SS.
COUNTY OF ST. LOUIS        )

                  I, CAROL M. BURTON, a Notary Public, do hereby certify that effective as of the 12th day of May, 1996, personally appeared before me Irving
P. Zuckerman who, being by me first duly sworn, declared that he is the Co-President of Innovative Training and Education Concepts Corp., and that he signed the foregoing documents as President of Innovative Training and Education Concepts Corp., and that the statements therein contained are true.

                                                  /s/ Carol Burton
                                                  -----------------------
                                                      Carol M. Burton
                                                      Notary Public


My Commission Expires:              (Notarial Seal)